UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2007

21ST CENTURY INSURANCE GROUP

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6964	95-1935264
(Commission File Number)	(IRS Employer Identification No.)

6301 Owensmouth Avenue
Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 704-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2007, 21st Century Insurance Group, a Delaware corporation (the “Company”), AIG TW Corp, a Delaware Corporation, and American International Group, Inc, a Delaware corporation (“AIG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).    Among other things, the Merger Agreement contemplates the disposal of any employee ownership in the Company upon the closing date of the merger (the “Closing Date”).  In connection with their agreement to dispose of their respective ownership in the Company, the Company wishes to retain the services of Michael J. Cassanego, Dean E. Stark, Michael T. Ray and Jesus C. Zaragoza (each a “Key Employee” and, collectively, the “Key Employees”).  Accordingly, on May 14, 2007, the Company entered into a Retention and Severance Agreement with each Key Employee (individually, an “Agreement” and collectively, the “Agreements”), each of whom is a named executive officer of the Company.

The Agreements, among other things, provide:

•                       They are effective on the Closing Date;

•                       The Key Employees shall receive a retention payment, as detailed in the Agreements, if the Key Employees remain employed on the first anniversary of the Closing Date;

•                       Should a Key Employee be terminated for Cause, as defined in the Agreements, or terminate his employment without Good Reason, as defined in the Agreements, in either case before the first anniversary of the Closing Date, such Key Employee will not receive any payment under his Agreement;

•                       Should a Key Employee be terminated without Cause or terminate his employment with Good Reason, in either case before the first anniversary of the Closing Date, such Key Employee will be entitled to a severance payment as well as specified health and insurance benefits, as detailed in his Agreement;

•                       Should a Key Employee be terminated without Cause, or terminate his employment with Good Reason, in either case after the first anniversary, but before the third anniversary, of the Closing Date, such Key Employee will be entitled to severance payments, as well as specified health and insurance benefits, as detailed in his Agreement;

•                       The Key Employees agree to a 12 month post termination non-competition and non-solicitation covenant; however, the non-competition covenant will not apply should a Key Employee elect to waive his severance benefits under his Agreement; and

•                       The Key Employees agree to certain confidentiality covenants.

The foregoing descriptions of the Agreements is not intended to be complete and is qualified in its entirety by reference to the Agreements, copies of which are included as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated into this Item 5.02by reference.

The Company has certain material commercial relationships with AIG and its affiliates.  Additionally, certain members of the Board of Directors of the Company currently serve or have served as officers of AIG and its affiliates.  These agreements and relationships with AIG and its affiliates, together with the relationships of certain directors of the Company to AIG and its affiliates are described under the captions “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE” and “BENEFICIAL OWNERSHIP OF SECURITIES BY MANAGEMENT,”

respectively, in the Company’s Form 10-K/A statement filed with the Securities and Exchange Commission on April 26, 2007, which description is incorporated herein by reference.

Important Additional Information Regarding the Merger will be filed with the SEC

The Company, its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger.  Information regarding the Company’s directors and executive officers is available in 21st Century’s Form 10-K/A for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on April 26, 2007.  Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Item 9.01.                                          Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Retention and Severance Agreement entered into as of May 14, 2007 between 21st Century Insurance Group and Michael J. Cassanego.
10.2	Retention and Severance Agreement entered into as of May 14, 2007 between 21st Century Insurance Group and Dean E. Stark.
10.3	Retention and Severance Agreement entered into as of May 14, 2007 between 21st Century Insurance Group and Michael T. Ray.
10.4	Retention and Severance Agreement entered into as of May 14, 2007 between 21st Century Insurance Group and Jesus C. Zaragoza.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY INSURANCE GROUP

Date: May 18, 2007	By:	/s/ Michael J. Cassanego
Name: Michael J. Cassanego
Title: Senior Vice President and General Counsel